Exhibit 99.1


       Pro-Pharmaceuticals Reports Receipt of Notice from Amex

    NEWTON, Mass.--(BUSINESS WIRE)--June 26,
2007--Pro-Pharmaceuticals, Inc. (Amex: PRW), a company "Advancing Drugs Through Glycoscience(R)", today reported that on June 22, 2007, the Company received a notice from the American Stock Exchange Listing Qualifications Department that it is reviewing the Company's eligibility for continued listing. Specifically, the notice cited that the Company does not comply with the Amex's minimum $2 million stockholders' equity and losses from continuing operations and/or net losses in two of its last three years set forth in Section 1003 (a)
(i) of the Amex Company Guide. To facilitate the review, the Company has been asked to provide, on or before July 23, 2007, a specific plan and timeframe to achieve and sustain compliance with all Amex market listing requirements. The Company intends to submit a plan to regain compliance on or before the requested date.

    Pro-Pharmaceuticals, Inc. - Advancing Drugs Through
Glycoscience(R)

    Pro-Pharmaceuticals, Inc. is engaged in the discovery, development, and commercialization of therapeutic compounds for advanced treatment of cancer, liver, microbial, cardiovascular and inflammatory diseases. The Company's initial focus is the development of a new generation of anti-cancer treatments using polymers with the intent of enhancing the safety and efficacy of chemotherapy agents. The Company's technology also is directed at "rescuing" drugs that were shelved for toxicity or "half-life" issues; increasing the solubility of existing drugs, and developing polymers as new chemical entities. Founded in 2000, the Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

    FORWARD LOOKING STATEMENTS: Any statements in this news release about this or future financings, expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the expected closing of the private placement and the anticipated use of proceeds. Such factors include uncertainties as to the utility and market for the Company's potential products; uncertainties associated with pre-clinical and clinical trials of the Company's product candidates; the Company's limited experience in product development and expected dependence on potential licensees and collaborators for commercial manufacturing, sales, distribution and marketing of its potential products; possible development by competitors of competing products and technologies; lack of assurance regarding patent and other protection of its proprietary technology; compliance with and change of government regulation of the Company's activities, facilities and personnel; uncertainties as to the extent of reimbursement for the Company's potential products by government and private health insurers, and the Company's history of operating losses and accumulated deficit. These forward-looking statements are based on management's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. More information about those risks and uncertainties is contained in the Company's quarterly or annual report, Form 8-K and in the Company's other reports filed with the Securities and Exchange Commission. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

    DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals.


    CONTACT: Pro-Pharmaceuticals, Inc.
             Anthony D. Squeglia, 617-559-0033
             squeglia@pro-pharmaceuticals.com